UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2013

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 Maroon Circle, Englewood, CO		80112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 21, 2013, Rolland B. Johns, 44, was appointed Chief Accounting Officer of CSG Systems International, Inc. (“CSG” or the “Company”). Mr. Johns joined CSG on July 16, 2013 as Senior Vice President and Global Controller after serving 21 years in various leadership and management roles at KPMG LLP. At KPMG LLP, Mr. Johns served as lead audit engagement partner on several large public and private engagements in various industries across the globe. He was responsible for developing and maintaining client relations, oversight and delivery of professional services, and interaction with and providing business and accounting advice to company management, boards of directors, and audit committees. Mr. Johns is a certified public accountant and a graduate of the University of San Diego.

There are no family relationships involving Mr. Johns that would require disclosure under Item 401(d) of Regulation S-K. Additionally, there are no transactions in which Mr. Johns, or any member of his immediate family, would have a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K.

Prior to Mr. Johns’ appointment, the role of Chief Accounting Officer was fulfilled by CSG’s Chief Financial Officer, Randy R. Wiese, who will continue to act as Chief Financial Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2013

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Randy R. Wiese
Randy R. Wiese,
Chief Financial Officer

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